Exhibit 99.1

UNAUDITED PRO FORMA

COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined statement of operations is derived from the historical consolidated financial statements of SunPower Inc. and Subsidiaries (the “Company”, “SunPower”), the historical financial statements of Sunder Energy, LLC (“Sunder”) and the historical financial statements of Ambia Energy LLC (“Ambia”) and reflects (1) the acquisition of Ambia which closed on November 21, 2025 (the “Ambia Acquisition”), (2) the acquisition of Sunder which closed on September 24, 2025 (the “Sunder Acquisition” and collectively with the Ambia Acquisition and Sunder Acquisition “Acquisitions”) and (3) the financing of the Sunder Acquisition (the “Financing”).

The unaudited pro forma combined financial information related to the Acquisitions has been prepared by the Company using the acquisition method of accounting in accordance with GAAP. The Company has been treated as the acquirer for accounting purposes and thus accounts for the Acquisitions as a business combination in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). The estimated fair values of the assets acquired and liabilities assumed and the related purchase price allocation for both Ambia and Sunder are provisional and have been made solely for the purpose of providing unaudited pro forma combined financial information.

The unaudited pro forma combined statements of operations for the year ended December 28, 2025 combine the historical statements of operations of the Company, Sunder and Ambia on a pro forma basis as if the Acquisitions and the Financing had been consummated on January 1, 2025, the beginning of the earliest period presented. An unaudited combined balance sheet is not presented as the Acquisitions and the Financing have been reflected in the Company’s balance as of March 29, 2026, included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 29, 2026 filed with the SEC on May 19, 2026.

The unaudited pro forma combined financial information does not give effect to any cost savings, operating synergies or revenue synergies that may result from the Acquisitions.

The unaudited pro forma combined statement of operations has been developed from and should be read in conjunction with:

●	the accompanying notes to the Unaudited Pro Forma Combined Statement of Operations;

●	the historical audited financial statements of the Company for the fiscal year ended December 28, 2025 and the related notes in its Annual Report for such fiscal year;

●	the audited financial statements of Ambia as of and for the year ended December 31, 2024, and the unaudited financial statements of Ambia as of and for the nine months ended September 30, 2025; and

●	the audited financial statements of Sunder as of and for the year ended December 31, 2024, and the unaudited financial statements of Sunder as of and for the six months ended June 30, 2025.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma combined statement of operations are described in the accompanying notes. The unaudited pro forma combined statement of operations has been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Acquisition and Financing occurred on the dates indicated. Further, the unaudited pro forma combined financial statements do not purport to project the future operating results or financial position of SunPower following the completion of the Acquisitions. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma combined financial statements and are subject to change as additional information becomes available and analyses are performed.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 28, 2025

(In thousands, except shares and per share data)

		Sunder Energy LLC				Ambia Energy LLC
	SunPower Historical Results of Operations	Historical Results of Operations (Note 2)	Transaction Adjustments (Note 4)		Pro Forma Results of Operations	Historical Results of Operations (Note 3)	Reclassification Adjustments (Note 4)		Transaction Adjustments (Note 4)		Pro Forma Results of Operations	Combined Pro Forma Results of Operations
Revenues	$300,000	$56,084	$-		$56,084	$73,604	$-		$-		$73,604	$429,688
Cost of revenues	170,788	-	300	(C)	2,132	38,881	-		-		38,881	209,969
Gross profit (loss)	129,212	56,084	(300)		53,952	34,723	-		-		34,723	219,719
Operating expenses
Sales commissions	37,009	45,615	-		45,615	18,813	-		-		18,813	101,437
Sales and marketing	29,030	1,251	-		1,251	128	-		-		128	30,409
General and administrative	90,104	15,916	2,753	(C)	18,669	13,979	1,975	(H)	1,792	(D)	17,746	126,519
Rent	-	-	-		-	1,338	(1,338	)(H)	-		-	-
Depreciation and amortization	-	-	-		-	637	(637	)(H)	-		-	-
Total operating expenses	156,143	62,782	2,753		65,535	34,895	-		(1,792)		36,687	258,365
Loss from continuing operations	(26,931)	(6,698)	(3,053)		(9,194)	(172)	-		-		(172)	(38,646)
Interest expense	(25,095)	(246)	(2,658	)(E)	(2,904)	(1,286)	-		1,286	(F)	0	(27,999)
Interest income	3	36	-		36	-	-		-		-	39
Other income (expense), net	9,347	320	-		320	17	-		-		17	9,684
Total other income (expense), net	(15,745)	110	(2,658)		(2,548)	(1,269)	-		1,286		17	(18,276)
Loss from continuing operations before income taxes	(42,676)	(6,588)	(5,711)		(12,299)	(1,441)	-		(506)		(1,947)	(56,922)
Income tax (provision) benefit	(1,578)	-	-		-	-	-		-		-	(1,578)
Net loss from continuing operations	$(44,254)	$(6,588)	$(5,711)		$(12,299)	$(1,441)	$-		$(506)		$(1,947)	$(58,500)

Net loss from continuing operations per share attributable to common stockholders, basic and diluted	$(0.51)											$(0.56)
Weighted average shares used to compute net loss per share attributable to common stockholders, basic and diluted	87,108,928		2,472,528	(G)	2,472,528				15,150,086	(I)	15,150,086	104,731,542

The accompanying notes are an integral part of these pro forma financial statements.

Notes to Unaudited Pro Forma Combined Financial Statements

1.	Basis of Presentation

The unaudited pro forma combined financial information was prepared in accordance with Article 11 of Regulation S-X, and presents the pro forma results of operations of the Company based on the historical financial information of the Company, Sunder and Ambia after giving effect to the Acquisitions, the Financing, and reclassifications as set forth in the notes to the unaudited pro forma combined financial information.

The unaudited pro forma combined financial information does not reflect any management adjustments for expected effects of the Acquisitions.

The unaudited pro forma combined statements of operations for the year ended December 28, 2025, combine the historical statements of operations of the Company, Sunder and Ambia on a pro forma basis as if the Sunder and Ambia Acquisitions and the financing of the Sunder Acquisition had been consummated on January 1, 2025, the beginning of the earliest period presented.

Sunder Acquisition

On September 21, 2025, the Company entered into a Membership Interest Purchase Agreement (“MIPA”) with Sunder Energy LLC (“Sunder” or “Sunder Acquisition”) and the seller, Chicken Parm Pizza LLC (“Seller/Member”), the sole member of Sunder. The acquisition of Sunder was completed in the Company’s third fiscal quarter on September 24, 2025, and the financial results of Sunder have been included in the Company’s unaudited condensed consolidated financial statements since the date of acquisition.

Per the terms of the MIPA, the Company acquired all of the outstanding membership interest of Sunder for (1) $20.7 million in cash, subject to certain working capital and other adjustments; (2) a promissory note to the Member in the principal amount of $20.0 million (“Seller Note”); (3) and 10.0 million shares of the Company’s common stock (valued at the closing share price on September 24, 2025, of $1.71 per share).

The total consideration is summarized as follows (in thousands except share data):

Consideration
Cash	$20,689
Seller note	20,000
3,333,334 shares of the Company’s common stock issued at Closing	5,700
Contingent consideration arrangement - up to 6,666,666 shares of the Company’s common stock to be issued	11,400
Fair value of total consideration transferred	$57,789

The fair values of assets acquired and liabilities assumed are based upon a provisional valuation of the assets acquired and liabilities assumed, and the Company’s estimates and assumptions are subject to change within the measurement period. Finalization of the fair values remains open for the components of working capital, identification and valuation of intangibles and allocation of goodwill.

The following table summarizes the provisional fair value of identifiable assets acquired and liabilities assumed (in thousands):

Net assets acquired:
Accounts receivable	$797
Prepaid expenses and other current assets	3,039
Property and equipment	241
Operating lease right-of-use assets	313
Other noncurrent assets	135
Intangibles	37,500
Contract liabilities	(11,673)
Accounts payable	(203)
Accrued expenses and other current liabilities	(3,850)
Operating lease liabilities	(332)
Fair value of net tangible assets acquired	25,967
Goodwill recognized	31,822
Consideration transferred	$57,789

Goodwill represents the excess of the estimated consideration transferred over the fair value of the net tangible and intangible assets acquired that is associated with the excess cash flows that the acquisition is expected to generate in the future.

Ambia Acquisition

On November 21, 2025, the Company entered into a Membership Interest Purchase Agreement (the “Membership Interest Purchase Agreement”) with Ambia and Ambia Holdings, Inc., a Delaware corporation and the sole member of Ambia (“Ambia Holdings”). Ambia was the sole operating entity within Ambia Holdings.

The Company, Ambia and Ambia Holdings completed the closing under the Membership Interest Purchase Agreement (the “Ambia Closing”) on November 21, 2025. At the Ambia Closing, the Company acquired all of the outstanding membership interests of Ambia from Ambia Holdings for: (a) 10,243,924 shares (the “Ambia Closing Consideration Shares”) of common stock of the Company, issued at the Ambia Closing to Ambia Holdings; and (b) the agreement to issue an additional $9.375 million of shares of the Company’s common stock on each of the six-month anniversary of the Ambia Closing and the 12-month anniversary of the Ambia Closing (such additional shares of common stock, the “Deferred Ambia Consideration Shares”). The issuance of the Deferred Ambia Consideration Shares is subject to approval by the Company’s stockholders following the Closing in accordance with the rules and regulations of the Nasdaq Stock Market (including Nasdaq Listing Rule 5635(a)).

The actual number of Deferred Ambia Consideration Shares issuable by the Company on the six- and 12-month anniversaries of the Closing will be determined based on the 20-day trailing volume-weighted average price of the Common Stock after market close on the business day immediate prior to the issuance date of the applicable shares (the “VWAP Value”); provided that the VWAP Value for the calculation of the actual number of Deferred Ambia Consideration Shares issuable by the Company will not be more than $2.8102 per share or less than $1.4988 per share. Additionally, the number of Deferred Ambia Consideration Shares issuable by the Company is subject to adjustment pursuant to customary working capital and balance sheet adjustment terms and subject to offset for certain indemnifiable damages in accordance with the Membership Interest Purchase Agreement.

The Company’s closing share price for its common stock of $1.61 on November 21, 2025 was used to fair value the shares issued at the Ambia Closing.. The Fair value of contingent consideration was $16,879 as of December 28, 2025. The total consideration is summarized as follows (in thousands):

Consideration
10,243,924 shares of the Company’s common stock issued at Ambia Closing	$16,493
Deferred Ambia Consideration Shares	16,879
Fair value of total consideration	$33,372

Provisional fair value of net assets acquired:
Cash and cash equivalents	$1,350
Contract assets - unbilled	1,143
Accounts receivable	1,368
Prepaid expenses and other current assets	797
Property and equipment, net	2,230
Operating lease right-of-use assets	2,563
Other noncurrent assets	182
Intangibles	4,300
Contract liabilities	(1,675)
Accounts payable	(2,806)
Finance lease liabilities	(1,269)
Accrued expenses and other current liabilities	(2,917)
Operating lease liabilities, non-current	(2,702)
Fair value of net tangible assets acquired	2,564
Fair value of common stock issued	16,493
Fair value of Deferred Ambia Consideration Shares	16,879
Goodwill recognized	30,808
Consideration transferred	$33,372

Financing of the Acquisitions

Sunder Acquisition

The acquisition of Sunder was financed as follows: (i) on September 21, 2025, the Company issued $22.0 million of 7% senior unsecured convertible notes (the “September 2025 Notes”), (ii) at closing on September 24, 2025, the Company issued a $20.0 million note to the sellers of Sunder (the “Seller Note”) and (iii) also at closing the Company agreed to issue 10.0 million shares of the Company’s stock which had a fair value of $17.1 million at the closing date of the Sunder acquisition.

The September 2025 Notes were issued pursuant to an Indenture agreement with U.S. Bank Trust Company, National Association, as trustee (the “Indenture”). The September 2025 Notes issued under the Indenture bear interest at 7.0% per annum, and the interest is payable semiannually in arrears on January 1 and July 1 of each year beginning on January 1, 2025. The principal is payable in full at maturity on July 1, 2029. The September 2025 Notes are convertible into shares of the Company’s common stock at the option of the holder at a conversion rate of $2.14 per common share. Holders of the September 2025 Notes may convert at any time. The September 2025 Notes may be declared due and payable at the option of the holder upon an event of default and upon a qualifying change of control event.

The Seller Note has an original principal amount of $20.0 million. The Seller Note bears interest at 7.0% per annum, compounded at the end of each calendar quarter. Interest is due and payable concurrent with the payment of the principal balance. The maturity date under the Seller Note is the earlier of (i) May 15, 2026 and (ii) the date on which all amounts under the Seller Note otherwise become due and payable following an event of default. The Seller Note must also be repaid in the event of a change of control of the Company or the sale of all or substantially all of the consolidated assets of the Company and its subsidiaries. The Company concluded that since the sellers joined the Company and have a level of influence that is not insignificant, they are related parties of the Company and therefore the Seller Note is a related party obligation.

The Sunder Acquisition was also financed through the issuance of shares of the Company’s common stock. The Company agreed to issue 10.0 million shares of the Company’s common stock (valued at the closing share price on September 24, 2025, of $1.71 per share). At closing the Company issued 3,333,334 shares of the Company’s common stock and subject to approval of such issuances by the Company’s stockholders, the Company will issue an additional 3,333,333 shares of the Company’s common stock to be issued on the 12-month anniversary of the Closing and (y) a further 3,333,333 shares of the Company’s common stock to be issued on the 18-month anniversary of the Closing (“Deferred Consideration Shares”). In lieu of issuing the Deferred Consideration Shares, the Company, in its sole discretion, may elect to pay the Member a cash payment equal to the number of Deferred Consideration Shares otherwise issuable by the Company multiplied by the volume-weighted average price of the Company’s common stock as quoted on Nasdaq for the 30-trading day period ending two business days prior to the date on which the applicable Deferred Consideration Shares were otherwise issuable (“Cash in Lieu Amount”). If the Company elects to pay the Cash in Lieu Amount, 50% of the Cash in Lieu Amount will be paid on the three-month anniversary of the date on which the applicable Deferred Consideration Shares were otherwise issuable, with the remaining 50% of the Cash in Lieu Amount payable on the 6 month anniversary of the date on which the applicable Deferred Consideration Shares were otherwise issuable. The shares of the Company’s common stock were valued at $17.1 million at the date of acquisition. The transaction adjustments within the pro forma results of operations for the year ended December 28, 2025 present the shares of common stock issuable in connection with the Sunder acquisition period.

Ambia Acquisition

The Ambia Acquisition was consummated through the issuance of shares of the Company’s common stock. At the Ambia Closing the Company paid initial consideration through the issuance of 10,243,924 shares of the Company’s common stock, a non-cash transaction. The Deferred Ambia Consideration Shares will also be paid in shares of the Company’s common stock.

2.	Sunder Year to Date Results through September 23, 2025

The historical pro forma results of Sunder for the period January 1, 2025 through September 23, 2025 were derived from the unaudited financial statements for the six months ended June 30, 2025 and interim results of operations for the period from July 1, 2025 through September 23, 2025 as follows (in thousands):

	Six Months Ended June 30, 2025	July 1, 2025 thru September 23, 2025	Year to Date Through September 23, 2025
Revenues	$40,012	$16,072	$56,084
Operating expenses
Sales commissions	33,339	12,276	45,615
Sales and marketing	771	480	1,251
General and administrative	11,458	4,458	15,916
Total operating expenses	45,568	17,214	62,782
Loss from operations	(5,556)	(1,142)	(6,698)
Interest expense	(168)	(78)	(246)
Interest income	33	3	36
Other income (expense), net	10	310	320
Total other income (expense), net	(125)	235	110
Loss from before income taxes	(5,681)	(907)	(6,588)
Income tax (provision) benefit	-	-	-
Net loss	$(5,681)	$(907)	$(6,588)

3.	Ambia Year to Date results through November 20, 2025

The historical pro forma results of Ambia for the period January 1, 2025 through November 20, 2025 were derived from the unaudited financial statements for the nine months ended September 30, 2025 and interim results of operations for the period from October 1, 2025 through November 20, 2025 as follows (in thousands):

	Nine Months Ended September 30, 2025	Oct 1, 2025 thru November 20, 2025	Year to Date Through November 20, 2025
Revenues	$61,076	$12,528	$73,604
Cost of revenue	32,622	6,259	38,881
Gross Profit	28,454	6,269	34,723
Operating expenses
Sales commissions	16,003	2,810	18,813
Sales and marketing	-	128	128
General and administrative	10,845	3,134	13,979
Rent	1,038	300	1,338
Depreciation and Amortization	495	142	637
Total operating expenses	28,381	6,514	34,895
Loss from operations	73	(245)	(172)
Interest expense	(1,286)	-	(1,286)
Interest income	-	-	-
Other income (expense), net	17	-	17
Total other income (expense), net	(1,269)	-	(1,269)
Loss from before income taxes	(1,196)	(245)	(1,441)
Income tax (provision) benefit	-	-	-
Net loss	$(1,196)	$(245)	$(1,441)

4.	Notes to the Unaudited Pro Forma Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma combined statements of operations for the year ended December 28, 2025, are as follows:

C.	As of the acquisition date, the provisional components of Sunder intangibles acquired and their useful lives were as follows (in thousands):

	Estimated useful life	Amount
Customer related intangible	10 year	$30,600
Trademark	10 years	6,100
Developed technology	2 years	800
Intangible assets acquired		$37,500

Intangible assets are amortized on a straight-line basis. This transaction adjustment reflects the pro forma amortization expense for the period from January 1, 2025 to September 23, 2025, the acquisition date. The components of the pro forma amortization expense are as noted below (in thousands):

Year-to-date Through
September 23, 2025
Customer related intangible	$2,295
Trademark	458
Developed technology	300
Total pro forma amortization expense	$3,052
Classified within cost of revenues	$300
Classified within general and administrative expense	2,752

The above estimates of intangible assets’ fair values and useful lives are provisional and subject to change upon finalization of the fair values of the assets acquired.

D.	As of the acquisition date, the provisional components of Ambia intangibles acquired and their useful lives were as follows (in thousands):

	Estimated useful life	Amount
Customer related intangible	1 year	$3,400
Trademark	1 year	900
Developed technology
Intangible assets acquired		$4,300

Intangible assets are amortized on a straight-line basis. This transaction adjustment reflects the pro forma amortization expense for the period from January 1, 2025 to November 20, 2025, the acquisition date. The components of the pro forma amortization expense are as noted below (in thousands):

Year-to-date Through
November 20, 2025
Customer related intangible	$967
Trademark	825
Total pro forma amortization expense	$1,792

E.	Transaction adjustment reflects (i) the impact of interest expense and amortization of debt issuance costs arising from the September 2025 Notes issued in connection with the acquisition of Sunder, assuming the September 2025 Notes were issued on January 1, 2025 and (ii) the impact of interest expense arising from the $20.0 million Seller Note issued in connection with the acquisition of Sunder, assuming the Seller Note was issued on January 1, 2025. The components of pro forma interest and amortization of debt issuance costs are as follows (in thousands):

Year-to-date Through
September 23, 2025
September 2025 Notes	$1,019
Seller Note	1,885
Total pro forma interest expense	$2,904

The transaction adjustment of $2.7 million includes an accounting adjustment to eliminate the historical interest expense of $0.2 million, as Sunder was acquired in a debt free transaction.

F.	The transaction adjustment to eliminate the historical interest expense, as Ambia was acquired in a debt free transaction.

G.	The pro forma results of operations include 3,333,334 shares of the Company’s stock issued at the date of the Sunder Acquisition. As of December 28, 2025, the historical weighted average shares outstanding included 860,806 shares issued in connection with the Sunder Acquisition. As such, incremental shares of 2,472,528 shares included in the pro forma shares outstanding as of December 28, 2025 is net of the 860,806 shares included in the historical weighted average shares outstanding. The 6,666,666 Deferred Consideration Shares were excluded from the computation of pro forma net loss per share because issuance of such shares is contingent upon the satisfaction of certain conditions which are not satisfied as of the period end for pro forma presentation purposes.

H.	To conform the financial statement presentation for the Ambia Acquisition to the Company’s presentation within the Statements of Operations for the period December 28, 2025.

I.	The pro forma results of operations include 15,150,086 shares of the Company’s stock issued at the date of the Ambia Acquisition and minimum value of variable shares of Deferred Consideration - Ambia. As of December 28, 2025, the historical weighted average shares outstanding included 1,765,961 shares issued in connection with the Ambia Acquisition. As such, incremental shares of 15,150,086 shares included in the pro forma shares outstanding as of December 28, 2025 is net of the 1,765,961 shares included in the historical weighted average shares outstanding.